EXHIBIT 16.2

December 10, 2007

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Energy Infrastructure Acquisition Corp.’s statements included under Item 4.01 of its Form 8-K filed on December 10, 2007, and we agree with such statements concerning our firm.

/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP